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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-33072, No. 33-49305, No. 33-54455, No. 33-04435,
No. 333-57035, No. 333-86801 and No. 333-41408) of Humana Inc. of our reports dated February 7, 2001 relating to the consolidated financial statements and financial statement schedule which appear in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP

Louisville Kentucky
March 27, 2001